EXHIBIT 99.1




For Immediate Release                     For more information contact:
Wednesday, April 27, 2005                 Frank T. Kane, Vice President & CFO



                           Chromcraft Revington, Inc.
                       Reports 2005 First Quarter Results


           Delphi, Indiana, April 27, 2005 - Chromcraft Revington, Inc. (AMEX:CRC) today reported net earnings for the three months ended April 2, 2005 of $2,256,000, or $.53 per share on a diluted basis, as compared to $1,493,000, or $.36 per share on a diluted basis, for the same period last year. Sales for the first quarter decreased 3.9% to $44,659,000 from $46,467,000 in the year earlier quarter.

         As previously reported, the Company recorded a pre-tax charge of $1,100,000, or $.16 per share after-tax, in the first quarter of 2004 to reflect a minimum annual supplemental retirement benefit payable to Michael E. Thomas, Chairman, President and Chief Executive Officer. The charge resulted from an amendment to Mr. Thomas' employment and supplemental retirement agreements with the Company. Excluding this charge, diluted earnings per share for the current quarter were at approximately the same level as compared to the first quarter of 2004.

         Commenting on first quarter results, Thomas said that the sales decrease from the first quarter of last year was the result of lower shipments of dining room, occasional and bedroom furniture partially offset by higher shipments of upholstered and commercial furniture. The sales decline was primarily due to foreign import competition. Thomas said that the upholstered furniture sales increase was primarily due to new product introductions. Thomas pointed out that the Company's balance sheet remained strong at quarter-end with bank indebtedness representing 6.8% of total capitalization. Looking forward, Thomas noted that incoming orders are running slightly behind the year ago level.


         Chromcraft Revington designs, manufactures and sells residential and commercial furniture throughout the United States under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet" brand names.


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            Condensed Consolidated Statements of Earnings (unaudited)
                           Chromcraft Revington, Inc.
                      (In thousands, except per share data)

                                              Three Months Ended
                                              -------------------
                                               April 2,  April 3,
                                                 2005      2004
                                               -------   -------

Sales                                          $44,659   $46,467
                                               -------   -------
Gross margin                                    10,559    10,708
Selling, general and administrative expenses     6,829     8,087
                                               -------   -------
Operating income                                 3,730     2,621
Interest expense                                   154       197
                                               -------   -------
Earnings before income tax expense               3,576     2,424
Income tax expense                               1,320       931
                                               -------   -------
Net earnings                                   $ 2,256   $ 1,493
                                               =======   =======

Earnings per share of common stock
      Basic                                    $   .54   $   .36
      Diluted                                  $   .53   $   .36

Shares used in computing earnings per share
      Basic                                      4,209     4,098
      Diluted                                    4,273     4,183


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                Condensed Consolidated Balance Sheets (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                 April 2,  April 3, December 31,
                                                   2005      2004       2004
                                                 -------   -------    -------

Cash and cash equivalents                        $   156   $    --    $    --
Accounts receivable                               20,472    21,635     18,133
Inventories                                       34,362    32,784     33,666
Deferred income taxes and prepaid expenses         2,031     1,634      1,971
                                                 -------   -------    -------

      Current assets                              57,021    56,053     53,770

Property, plant and equipment, net                31,849    34,439     32,490
Other long-term assets                               811       765        776
                                                 -------   -------    -------

      Total assets                               $89,681   $91,257    $87,036
                                                 =======   =======    =======


Current portion of bank debt                     $    --   $ 5,000    $    --
Accounts payable                                   4,687     5,356      5,093
Accrued liabilities                                9,586    11,021      8,623
                                                 -------   -------    -------

      Current liabilities                         14,273    21,377     13,716

Bank debt                                          4,800     8,500      5,700
Other long-term liabilities                        5,078     5,607      4,711
                                                 -------   -------    -------

      Total liabilities                           24,151    35,484     24,127

Stockholders' equity                              65,530    55,773     62,909
                                                 -------   -------    -------

      Total liabilities and stockholders' equity $89,681   $91,257    $87,036
                                                 =======   =======    =======


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           Condensed Consolidated Statements of Cash Flows (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                            Three Months Ended
                                                           ---------------------
                                                           April 2,    April 3,
                                                             2005        2004
                                                           -------     -------
Operating Activities
   Net earnings                                            $ 2,256     $ 1,493
      Adjustments to reconcile net earnings to net cash
         provided by (used in) operating activities
           Depreciation expense                                888         980
           Deferred income taxes                                (8)       (460)
           Non-cash ESOP compensation expense                  221         226
           Stock option compensation expense                    45          50
           Changes in assets and liabilities
               Accounts receivable                          (2,339)     (3,867)
               Inventories                                    (696)     (1,916)
               Accounts payable and accrued liabilities        557       1,452
               Other long-term liabilities                     414       1,003
               Other                                          (115)       (332)
                                                           -------     -------

   Cash provided by (used in) operating activities           1,223      (1,371)
                                                           -------     -------

Investing Activities
   Capital expenditures, net                                  (247)       (256)
                                                           -------     -------

   Cash used in investing activities                          (247)       (256)
                                                           -------     -------

Financing Activities
   Net borrowings under a bank revolving credit line         3,350       2,700
   Principal payments on bank term loan                     (4,250)     (1,250)
   Stock repurchase from related party                        (754)         --
   Exercise of stock options, net of tax benefit               834         177
                                                           -------     -------

   Cash provided by (used in) financing activities            (820)      1,627
                                                           -------     -------

Net change in cash and cash equivalents                        156          --

Cash and cash equivalents at beginning of period                --          --
                                                           -------     -------

Cash and cash equivalents at end of period                 $   156     $    --
                                                           =======     =======